UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2017

Rush Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-20797 (Commission File Number)	74-1733016 (IRS Employer Identification No.)

555 IH-35 South, Suite 500 New Braunfels, Texas (Address of principal executive offices)		78130 (Zip Code)

Registrant’s telephone number, including area code: (830) 302-5200

Not Applicable
______________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 29, 2017, pursuant to the recommendation of the Compensation Committee of the Board of Directors (the “Board of Directors”) of Rush Enterprises, Inc. (the “Company”), the Board of Directors approved new base salaries, effective as of September 1, 2017, for certain named executive officers of the Company, as follows:

Name / Title	Annual Base Salary

W.M. “Rusty” Rush Chairman, President and Chief Executive Officer	$1,550,000
Michael J. McRoberts Chief Operating Officer	$553,516
Steven L. Keller Chief Financial Officer and Treasurer	$469,800
James E. Thor Senior Vice President – Retail & Marketing	$438,728

In addition, the new base salary for Derrek Weaver, Executive Vice President, is $469,800. Although Mr. Weaver was not listed as a named executive officer in the Company’s 2017 Proxy Statement, his prior base salary was disclosed in the Company’s Current Report on Form 8-K filed on April 3, 2017 in connection with the disclosure of his promotion to Executive Vice President. It is expected that he will be a named executive officer in the Company’s 2018 Proxy Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUSH ENTERPRISES, INC.

Dated: September 1, 2017	By:	/s/ Michael Goldstone
Michael Goldstone
Vice President, General Counsel and Corporate Secretary